UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: February 9, 2007 (Date of earliest event reported:  February 6, 2007)

RBC BEARINGS INCORPORATED

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

 Oxford, CT 06478

 (Address of Principal Executive Offices, Including Zip Code)

(203) 267-7001

 (Registrant’s Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On February 6, 2007 Tyson Bearing Company, Inc., a wholly owned subsidiary of RBC Bearings Incorporated, reached agreement with the United Steel Workers of America on behalf of itself and the members of Local Union No. 7461-01 to terminate its Agreement with the United Steel Workers of America, on behalf of itself and the members of Local Union No. 7461-01, dated March 26, 2005 (the “Union Contract”). The Union Contract was included as a Material Contract as Exhibit 10.18 to the Registration Statement Form S1, Amendment #2 filed with the U.S. Securities and Exchange Commission by RBC Bearings Incorporated on July, 26, 2005. Tyson Bearing Company, Inc. will discontinue manufacturing tapered bearings in its Glasgow, Kentucky facility to which the Union Contract related.  The effective date of the termination of the Union Contract will be the later of April 15, 2007 or the date on which bargaining unit work related to the Union Contract is concluded.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 9, 2007

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary